                                                                    EXHIBIT 5.1

                                  December 11, 1998

Oryx Technology Corp.
1100 Auburn Street
Fremont, CA 94538

     Re: Registration Statement on Form S-8; Oryx Technology Corp. (the "Company"); 1,130,000 Shares of Common Stock

Gentlemen:

     We are acting as counsel to Oryx Technology Corp. (the "Company") in connection with the Registration Statement on Form S-8 to be filed on December __, 1998 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 1,130,000 shares of the Company's Common Stock, par value $0.001, consisting of 1,000,000 shares to be issued under the Company's Incentive and Nonqualified Stock Option Plan, as amended and 130,000 shares to be issued under the Company's 1996 Directors Nonqualified Stock Option Plan, as amended (collectively, the "Shares").

     We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

     Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Incentive and Nonqualified Stock Option Plan, as amended, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent Amendment thereto.


                                   Very truly yours,



                                   /s/ Wise & Shepard LLP
                                   ----------------------
                                   WISE & SHEPARD LLP


                                        1